SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                              1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement            |_| Confidential, for Use of the Com
                                               mission Only (as permitted by
                                               Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      AMPAL-AMERICAN ISRAEL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

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       or Item 22(a)(2) of Schedule 14A.
   |_| $500 per each party to the  controversy  pursuant  to  Exchange  Act Rule
       14a-6(i) (3).
   |_| Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

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




                        AMPAL-AMERICAN ISRAEL CORPORATION
                           1177 Avenue of the Americas
                            New York, New York  10036

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 3, 1996

                                ----------------

To the Shareholders:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of the Class A Stock and Common Stock of Ampal-American Israel Corporation (the "Company" or "Ampal") will be held at the offices of Bank Hapoalim B.M., 1177 Avenue of the Americas, 14th Floor, New York, New York 10036, on Thursday, October 3, 1996, at 9:00 a.m. local time, to consider and act upon the following matters:

   1. The election of a Board of Directors for the ensuing year, 4 of whom will be Class A directors, elected solely by the holders of the Class A Stock, and 10 of whom will be Common/Class A directors, elected by the holders of the Class A Stock and Common Stock, to serve until their successors shall be elected and qualified; and

   2. The transaction of such other business as may properly come before said meeting or any adjournment thereof.

   Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

   The close of business on September 3, 1996, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

   Please vote, date, sign and mail the enclosed Proxy in the return envelope. You will need no postage if you mail it in the United States. A prompt response will be helpful and appreciated.

                                       By Order of the Board of Directors,




                                       MICHAEL K. MARKS
                                       Vice President-Legal and Secretary

New York, New York
September 11, 1996


Regardless of whether you expect to be present at the annual Meeting, please complete, date, sign and mail the enclosed proxy card for the shares held by you. An addressed envelope is enclosed for your convenience.
             No postage is required if mailed in the United States.

                        AMPAL-AMERICAN ISRAEL CORPORATION

                                 --------------

                                 PROXY STATEMENT
                                       for
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON OCTOBER 3, 1996

                                 --------------

   This Proxy Statement is furnished to the holders of Class A Stock and Common Stock of Ampal-American Israel Corporation (the "Company" or "Ampal") in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on October 3, 1996, for the purposes set forth in the accompanying Notice of Annual Meeting. The cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the proxies is to be borne by the Company.
The Company will also reimburse brokers who are holders of record of shares of the Company for their expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them. The approximate mailing date of this Proxy Statement is September 11, 1996.

   The accompanying proxy is being solicited by the Board of Directors of the Company and, if properly executed by a shareholder entitled to vote, the shares represented by the proxies received will be voted at the Annual Meeting. A proxy may be revoked at any time before its exercise. A shareholder may revoke his proxy by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attendance at the annual meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

   The close of business on September 3, 1996 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At such date, the Company had outstanding 20,573,681 shares of Class A Stock. Each share of Class A Stock outstanding on the record date will be entitled to one vote on all matters to come before the Meeting. As of the record date, the Company had outstanding 3,000,000 shares of Common Stock. The holder of the Common Stock of the Company will also be eligible to vote at the Meeting. Other than in the election of Class A directors, where only the holders of the Class A Stock, voting as a separate class, are entitled to vote, the holder of the Common Stock, voting as a separate class, is entitled to cast as many votes as shall equal the aggregate number of votes to which all holders of Class A Stock attending the meeting in person or by proxy shall be entitled, but in no event more than ten votes per share of Common Stock. The shares of Common Stock and Class A Stock do not have cumulative voting rights, which means that any holder of more than 50% of the Common Stock can, if such person owns at least one share of Class A Stock, elect all of the Common/Class A directors if that person chooses to do so. Accordingly, since Bank Hapoalim B.M. ("Hapoalim"), the Company's parent, is the holder of 100% of the outstanding Common Stock of the Company and approximately 21.3% of the Class A Stock, it can cause the election of all of the directors of the Company other than the Class A Directors and can determine the outcome of other matters requiring a majority vote, if it chooses to do so. Rebar Financial Corp. ("Rebar") holds approximately 28.5% of the Class A Stock. Hapoalim and Rebar have separately advised the Company that they intend to vote in favor of the nominees named herein as directors.

   Under the law of New York, Ampal's state of incorporation, "votes cast" at a meeting of stockholders by the holders of shares entitled to vote are determinative of the outcome of the election of directors. Abstentions and broker non-votes will not be considered "votes cast" based on Ampal's understanding of state law requirements and Ampal's Certificate of Incorporation and By-laws.

   A copy of the Annual Report to the Shareholders for the year 1995 containing financial statements of the Company has been previously mailed to the holders of Class A Stock and Common Stock.

                 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

   The Company's By-Laws provide that the entire Board shall be constituted of not less than 3 nor more than 29 persons, with the actual number serving set by the Board of Directors or the shareholders. The Board has set the number of directors at 14. Pursuant to the terms of the Company's Certificate of Incorporation, as amended, the holders of the Class A Stock have the right to elect 25% of the Board of Directors, with the remaining directors to be elected by both the holders of the Common Stock and Class A Stock. Proxies of the holders of Class A Stock, unless otherwise specified, will be voted for the election of the 4 Class A nominees named below, constituting more than 25% of the Board of Directors, and the 10 Common/Class A nominees named below, each to hold office for the term of one year and until his or her successor shall be elected and qualified. In case any nominee should become unavailable for election to the Board of Directors for any reason, which is presently neither known nor contemplated, the persons named in the proxy will have discretionary authority in that instance to vote the proxies for a substitute. Proxies cannot be voted for a greater number of persons than the number of nominees set forth herein.

   All nominees are members of the present Board of Directors of the Company. Directors of Ampal who are not employees of the Company or of its parent company receive $500 per board meeting attended. Such persons also receive $500 for attendance at meetings of committees of the Board of Directors, provided that such meetings are held on separate days and a day other than the day of a regularly scheduled board meeting.

   The following is a description of the nominees, their ages, their principal occupations for the past five years and their tenure on the Board of Directors. An explanation of the symbols following the names of the nominees appears at the conclusion of this list.

CLASS A DIRECTORS
   HARRY B. HENSHEL, (2)(5), 77, has been Chairman of the Board of Bulova Corporation since 1974. He has also served as Chairman of the Chief Executives Council of Omega Group since 1990 and as a Director of the Ponce Hotel Corporation for more than 20 years and the Universal Holdings Corp. since 1993. He has been a member of the advisory Board of the New York State Business Partnership for more than 5 years and a Trustee of the New York Backstretch Employees Pension Trust for more than 10 years. He served on the Board of Directors of Ampal Industries, Inc., a subsidiary of Ampal, from 1982 until 1990. He became a director of Ampal in 1993.

   HERBERT KRONISH, (5), 70, has been a Senior Partner of Kronish, Lieb, Weiner & Hellman LLP and its predecessor partnerships ("KLWH") since 1958. KLWH has been legal counsel to Ampal since 1982. He became a director of Ampal in 1994.

   IRWIN HOCHBERG, (3)(5), 67, has been a Senior Partner and President of Bloom Hochberg & Co., P.C., CPA's, which provides accounting, auditing and tax service, professional and consulting services to investment banking firms, for more than five years. He also serves as a director of Transmedia Network, Inc. He became a director of Ampal in 1994.

   EVELYN SOMMER, (2)(3)(5), 57, has been President of Women's International Zionist Organization-USA, and a representative of Women's International Zionist Organization to the United Nations for more than five years, has been Chairman, American Section of the World Jewish Congress for more than five years and has been Chairman, North American Section of the World Jewish Congress since January 1996. She became a director of Ampal in 1982.

COMMON/CLASS A DIRECTORS
   ARIE ABEND, (2)*, 59, has been a Joint Managing Director of Hapoalim since February 1994 and Regional Manager, Western Hemisphere of Hapoalim since August 1994. From 1986 until February 1994, he was a Senior Deputy Managing Director of Hapoalim. From 1984 until 1985, in 1991 and since September 1994, he has served as a director of Ampal.

   MICHAEL ARNON, 71, was Chairman of the Board of Directors of Ampal from November 1990 to July 1994. From July 1986 until November 1990, he was President and Chief Executive Officer of Ampal. He became a director of Ampal in 1986.

   STANLEY I. BATKIN, (1)(3)(5), 81, served on the Board of Directors of Ampal Industries, Inc. from 1983 until 1990, and was a member of its Executive Committee from 1986 until 1990. He became a director of Ampal in 1991.

   YAACOV ELINAV, (1)(4), 51, has been a Senior Deputy Managing Director of Hapoalim since August 1992. From October 1991 to August 1992, he was a Deputy Managing Director of Hapoalim. From October 1988 to October 1991 he was head of the Corporate Division of Hapoalim. He became a director of Ampal in 1992.

   LAWRENCE LEFKOWITZ, (1), 58, has been President and Chief Executive Officer of Ampal since November 1990. From 1977 until then, he was Vice President-Legal and Secretary of Ampal. In August 1990 he also became Counsel to Hapoalim in charge of the Legal Department for the United States Branches. He became a director of Ampal in 1990.

   HILLEL PELED, 49, has been President of Inveco International, Inc., a private investment company, since January 1990. From January 1982 to September 1986, he served as Vice President-Finance and Treasurer of Ampal. He became a director of Ampal in June 1996.

   SHIMON RAVID, (4), 59, has been a Joint Managing Director of Hapoalim since February 1994. From October 1989 until February 1994, he was a Senior Deputy Managing Director of Hapoalim. He became a director of Ampal in 1990.

   SHLOMO RECHT, (1), 54, has been Chairman of the Board of Directors of Ampal since July 1994. From March 1994 until July 1994, he was Vice Chairman of the Board of Directors of Ampal. From April 1990 until March 1994, he was Managing Director of Poalim Capital Markets and Investments Ltd. From 1988 until 1989, and since 1994, he has served as a director of Ampal.

   MICHAEL W. SONNENFELDT, 40, is the founder and Managing Director of Emmes & Company LLC, a private real estate investment group headquartered in New York City. He became a director of Ampal in June 1996.

   RAZ STEINMETZ, (1), 33, has managed various investments for his family, including real estate, financial investments and others since September 1994. From September 1993 through September 1994, he worked as a trainee at Republic National Bank of New York. From September 1991 through July 1993, he attended University of Pennsylvania, Wharton Business School where he received a Masters Degree in Business Administration. He became a director of Ampal in June 1996.


   The numbers listed below, which follow the names of some of the foregoing nominees, designate committee membership or committee attendance:

(1) Member of the Executive Committee of the Board of Directors which meets as necessary between regularly scheduled Board of Directors meetings and, consistent with certain statutory limitations, exercises all the authority of the Board of Directors.

(2) Member of the Audit Committee of the Board of Directors which reviews functions of the outside auditors, auditors' fees, and related matters.

(3) Member of the Related Party Transactions Committee of the Board of Directors which reviews and passes upon the fairness of business transactions between the Company and Hapoalim or other related parties.

(4) Member of the Stock Option Committee of the Board of Directors which administers the Company's 1993 Stock Option Plan.

(5) Member of the Special Committee of the Board of Directors which was formed to consider Hapoalim's request to equalize the rights of the Common Stock with those of the Class A Stock, and to negotiate, approve or disapprove any such transaction on Ampal's behalf.

 * The Board of Directors met 5 times, the Executive Committee met once, the Audit Committee met twice, the Related Party Transactions Committee met twice and the Stock Option Committee did not meet during
     1995.   The Special Committee was formed in February 1996.  An
     asterisk (*) denotes that such individual attended fewer than 75% of the aggregate of (1) the total number of Board of Directors meetings held during the period in 1995 for which such individual was a director and (2) the total number of meetings held by all committees of the Board of Directors on which such individual served in 1995 (during the period of such service).

                             EXECUTIVE OFFICERS

   Executive officers are elected annually by the Board of Directors of Ampal. The following is a description of the executive officers who are not nominees, their ages, their positions and offices with Ampal or its subsidiaries and their principal occupations and employment during the past five years.

   ALLA KANTER, 38, has been Vice President-Accounting of Ampal since September 1995 and Controller of Ampal since August 1990. From January 1986 to August 1990, she served as Assistant Controller of Ampal.

   MIRI LENT, 39, has been Assistant Vice President-Israel Operations of Ampal since July 1988 and has been employed by Ampal (Israel) Ltd. for more than five years.

   MICHAEL K. MARKS, 32, has been Vice President-Legal of Ampal since September 1995 and Secretary of Ampal since December 1992 and has been employed by Ampal since August 1992. From January 1992 until July 1992, he was an attorney for the law firm of Weitz and Luxenberg, P.C.

   MOSHE MOR, 60, has been Executive Vice President of Ampal since December 1995. Prior thereto, he was Vice President-Israel Operations of Ampal for more than five years.

   ALAN L. SCHAFFER, 53, has been Vice President-Finance and Treasurer since August 1990. From December 1988 until then, he was Vice
President-Accounting and Controller of Ampal.

                           EXECUTIVE COMPENSATION

   The table below presents information regarding remuneration paid or accrued for services to Ampal and its subsidiaries by the executive officers named below during the three fiscal years ended December 31, 1995.

SUMMARY COMPENSATION TABLE
- --------------------------


                                                                                   LONG-TERM
                                             ANNUAL COMPENSATION              COMPENSATION AWARDS
                                             -------------------              -------------------
                                                                                  Securities
Name and Principal                                               Other Annual     Underlying       All Other
     Position                 Year      Salary       Bonus       Compensation      Options*      Compensation
- ------------------            ----      ------       -----       ------------    ------------    ------------

Lawrence Lefkowitz(1)         1995     $212,351     $16,335         $9,088                        $26,055(3)
 (President and               1994      204,351                      8,710          16,000         24,619(4)
  Chief Executive Officer)    1993      193,351                      8,141                         22,862(5)

Moshe Mor                     1995      145,880      37,185                                        13,982(6)
(Executive Vice President)    1994      120,377                                     15,150         15,930(6)
                              1993      115,640      14,573                                        12,981(6)






                                                                                   LONG-TERM
                                             ANNUAL COMPENSATION              COMPENSATION AWARDS
                                             -------------------              -------------------
                                                                                  Securities
Name and Principal                                               Other Annual     Underlying       All Other
     Position                 Year      Salary       Bonus       Compensation      Options*      Compensation
- ------------------            ----      ------       -----       ------------    ------------    ------------

Alan L. Schaffer              1995      142,250      10,942                                        16,467(7)
 (Vice President-Finance      1994      136,750                                     13,000         14,413(5)
  and Treasurer)              1993      130,000                                                    13,510(5)

Miri Lent                     1995      111,767      29,880                                        17,463(6)
 (Assistant Vice President-   1994       93,777                                     11,500         14,749(6)
  Israel Operations)          1993       97,021       8,821                                        14,756(6)

Shlomo Recht(2)               1995      114,633      10,455                                        13,337
 (Chairman of the Board)      1994       79,174       7,662                                         9,333
                              1993


- ---------------------

 *     Indicates number of shares of Class A Stock underlying stock options

(1) Services of Mr. Lefkowitz are shared by Ampal and Hapoalim and Hapoalim reimbursed Ampal $100,000 per year from August 1990 through December 1995. Beginning in January 1996, Hapoalim will reimburse Ampal $120,000 per year. Mr. Lefkowitz is employed pursuant to an employment agreement expiring September 12, 1997, renewable thereafter automatically for successive one-year terms unless one year's prior notice is given, providing for the payment of salary which shall not be less than the salary paid to him in 1992 and which salary is subject to annual review.

(2)    Mr. Recht began employment with the Company in April 1994.

(3) Comprised of Ampal's contribution pursuant to: (i) Ampal's Pension Plan of $15,562; (ii) Ampal's Supplementary Executive Retirement Plan of $9,993 and (iii) Ampal's Savings Plan of $500.

(4) Comprised of Ampal's contribution pursuant to: (i) Ampal's Pension Plan of $15,596; (ii) Ampal's Supplementary Executive Retirement Plan of $8,523 and (iii) Ampal's Savings Plan of $500.

(5) Comprised of Ampal's contribution pursuant to Ampal's Savings Plan of $500 and the remainder pursuant to Ampal's Pension Plan, described below.

(6)    Comprised of Ampal (Israel)'s contribution to its pension plan.

(7) Comprised of Ampal's contribution pursuant to: (i) Ampal's Pension Plan of $15,562; (ii) Ampal's Supplementary Executive Retirement Plan of $405 and (iii) Ampal's Savings Plan of $500.

FISCAL YEAR-END OPTION VALUES(1)

                   Number of Securities            Value of Unexercised In-
                   Underlying Unexercised          the-Money Options
Name               Options at Fiscal Year-End(2)   at Fiscal-Year End ($)
- ----               ---------------------------     ----------------------------

                   Exercisable    Unexercisable    Exercisable    Unexercisable
                   -----------    -------------    -----------    -------------

Lawrence Lefkowitz      0             16,000            0                0
Moshe Mor               0             15,150            0                0
Alan L. Schaffer        0             13,000            0                0
Miri Lent               0             11,500            0                0
Shlomo Recht            0                  0            0                0

(1) No options were granted to or exercised by any named executive officer during 1995.

(2) This represents the total number of shares of Class A Stock subject to stock options held by the named executive at December 31, 1995.

Other Benefits

   Ampal maintains a money purchase pension plan for its eligible employees ("Pension Plan"). Eligible employees are all full-time employees of Ampal except non-resident aliens, night shift employees and employees represented by a collectively bargained unit. In 1990, the Pension Plan was amended so that Ampal's annual contribution was equal to 7% of each employee's compensation plus 5.4% of the employee's compensation in excess of the Social Security taxable wage base for that year. In 1994, the Pension Plan was amended so that Ampal's contribution is equal to 7% of each employee's compensation plus 5.7% of the compensation in excess of the Social Security taxable wage base for that year.

   Employees become vested in amounts contributed by Ampal depending on the number of years of service worked, as provided in the following table:

                                                     Vested
          Years of Service                         Percentage:
          ----------------                         ----------

          less than 2 years                           0%
          2 but less than 3 years                    20%
          3 but less than 4 years                    40%
          4 but less than 5 years                    60%
          5 but less than 6 years                    80%
          6 or more years                           100%

   Benefits under the Pension Plan are paid in a lump sum, in an annuity form or in installments.

   Ampal maintains a Savings Plan for its eligible employees pursuant to
Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Eligible employees are all employees of Ampal except non-resident aliens, night-shift employees and employees represented by a collective bargaining unit. Participation by employees in the Savings Plan is voluntary. Participating employees may direct that a specific percentage of their annual compensation (up to 15%) be contributed to a self-directed 401(k) savings account. The amount which any employee could contribute to his or her 401(k) savings account in 1995 was limited under the Code to $9,240. For each plan year up to and including 1995, Ampal matched 50% of each employee's contribution up to a maximum matching contribution of $500 for each participant. Effective January 1, 1996, the Savings Plan was amended so that Ampal matches 50% of each employee's contribution up to a maximum of 3% of the employee's compensation. This amendment also provides that employees who are eligible to participate in the Savings Plan as of December 31, 1995 are 100% vested at all times in the account balances maintained in their 401(k) savings account and that employees who become eligible to participate in the Savings Plan on or after January 1, 1996, become vested in amounts contributed by Ampal depending on the number of years of service worked, as provided in the following table:

                                                      Vested
             Years of Service                       Percentage:
             ----------------                       -----------

             less than 2 years                        0%
             2 but less than 3 years                 20%
             3 but less than 4 years                 40%
             4 but less than 5 years                 60%
             5 but less than 6 years                 80%
             6 or more years                        100%

   Benefits under the Savings Plan are required to be paid in a single, lump-sum distribution. Payment is usually made after termination of employment.

     In 1994, Ampal established a Supplementary Executive Retirement Plan ("SERP") for its eligible employees. Ampal's obligation under the SERP is to pay to affected employees the amount that would have been paid to them by the Pension Plan but for the operation of Section 401(a)(17) of the Internal Revenue Code of 1986.

             REPORT OF EXECUTIVE COMMITTEE ON EXECUTIVE COMPENSATION

     The Executive Committee of the Board of Directors, whose current members are listed below, pursuant to authority delegated by the Board of Directors to create a policy related to executive compensation, determined that the Company's policy for 1995 regarding executive compensation reflects the following:

   The assets of the Company are almost entirely located in Israel, where macro-economic and political factors have a greater influence on the performance of the Company and its investees than is the case of businesses in the United States. Consequently, performance of the Company and its investees, to the extent the Committee believes it is unrelated to general economic conditions in Israel is a factor in determining executive compensation; but it is not the only factor in determining compensation. Executives are also to be compensated on a basis which reflects (i) their contributions to long-term strategic planning and management, as this has the most beneficial effect upon the enhancement of shareholder value and
   (ii) changes in the cost of living. In 1995, compensation of executives included the grant of a bonus reflecting the Company's improved earnings in 1994 compared to the previous year.

   The compensation of Mr. Lefkowitz, the Company's President and Chief Executive Officer, for the last fiscal year, was determined based upon the terms of his employment agreement, the Executive Committee's application of the foregoing policies and subjective criteria, including its assessment of his performance and contribution in the short and long term. Mr. Lefkowitz does not participate in determining his compensation

                    Stanley I. Batkin        Lawrence Lefkowitz
                    Yaacov Elinav            Shlomo Recht
                                             Raz Steinmetz

     It should be noted that this policy was adopted, and executive compensation for 1995 was determined, prior to Mr. Steinmetz's appointment to the Executive Committee in June 1996.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1995, members of the Executive Committee of the Board of Directors which functions as the compensation committee of the Company included: Mr. Arnon, formerly Chairman of the Board of Directors of the Company; Mr. Lefkowitz, President and Chief Executive Officer of the Company and Counsel to Hapoalim; Mr. Stanley I. Batkin; Mr. Yaacov Elinav, Senior Deputy Managing Director of Hapoalim; and Mr. Shlomo Recht, Chairman of the Board of Directors of the Company. For a description of business transactions between the Company and Hapoalim, see "Transactions With Related Parties."

                                PERFORMANCE GRAPH

     The following graph compares the percentage change in cumulative total return (change in the stock price plus reinvested dividends) of Ampal Class A Stock, the S&P Composite - 500 Index and a peer group index composed of American Israeli Paper Mills Limited (an Israeli industrial company), Etz Lavud Ltd. (an Israeli industrial company), Israel Land Development Co., Ltd. (an Israeli real estate development company) and PEC Israel Economic Corporation (an American holding company that acquires interests in companies located in Israel or related to Israel) for the period December 31, 1990 through December 29, 1995.*


800.00%
            --------------  Ampal

700.00%
            . . . . . . . . S&P 500

600.00%
            - - - - - - - - Peer Group

500.00%


400.00%
                                     [GRAPH]

300.00%


200.00%


100.00%


  0.00%

   12/31/90     12/31/91     12/31/92      12/31/93       12/31/94      12/31/95


- --------------------

  * Assumes that the value of the investment in Ampal's Class A Stock and each index was $100 on December 31, 1990 and that all dividends were reinvested. The Peer Group Index has been weighted based on market capitalization.

                   PRINCIPAL SHAREHOLDERS OF THE COMPANY

     The following tables set forth information as at September 3, 1996 as to the holders known to Ampal who beneficially own more than 5% of any class of voting securities of Ampal and, as to all directors and officers as a group, concerning the beneficial ownership of any class of equity securities of Ampal. For purposes of computation of the percentage ownership of Class A Stock set forth in the table, conversion of any 4% Cumulative Convertible Preferred Stock (the "4% Preferred Stock") and 6-1/2% Cumulative Convertible Preferred Stock (the "6-1/2% Preferred Stock") owned by such beneficial owner has been assumed, without increasing the number of shares of Class A Stock outstanding by amounts arising from possible conversions of convertible securities held by shareholders other than such beneficial owner. As at September 3, 1996, there were outstanding 20,573,681 shares of Class A Stock of the Company and 3,000,000 shares of Common Stock. In addition, there were outstanding 1,020,451 non-voting shares of 6-1/2% Preferred Stock (each convertible into 3 shares of Class A Stock) and 195,623 non-voting shares of 4% Preferred Stock (each convertible into 5 shares of Class A Stock).


Certain Beneficial Owners

Name and Address                                           Amount and Nature               Percent
of Beneficial Owner               Title of Class        of Beneficial Ownership           of Class(1)
- -------------------               --------------        -----------------------           --------

Bank Hapoalim B.M.                 Class A Stock          4,758,640 shs.(2)(3)            22.7%(2)(3)
50 Rothschild Blvd.                Common Stock           3,000,000 shs.(3)              100%(3)
Tel Aviv, Israel

Rebar Financial Corp.              Class A Stock          5,862,351 shs.(4)               28.5%(4)
c/o Icaza, Gonzalez-Ruiz
  & Aleman (BVI) Ltd.
Wickhams Cay, Road Town,
Tortola, British Virgin Islands



- -------------

(1)   Based upon number of shares outstanding as of September 3, 1996.

(2)   As reported by Hapoalim on Amendment No. 33 to its Statement on
      Schedule 13D dated June 12, 1996, filed with the Securities and Exchange Commission. These shares represent all of the shares owned directly by its wholly-owned subsidiary Atad Hevra Lehashkaot Limited ("Atad"). Assumes conversion of 122,536 shares of 6-1/2% Preferred Stock and 3,350 shares of 4% Preferred Stock.

(3) Pursuant to the Stock Purchase Agreement dated May 12, 1996 that Hapoalim and Atad (collectively, the "Seller") entered into with Rebar Financial Corp. ("Rebar"), the Seller is required to sell either 1,500,001 of these shares of Class A Stock or 1,500,001 shares of Common Stock to Rebar no later than March 31, 1997, subject to extension. See, "Sales of Shares by Bank Hapoalim B.M. to Rebar Financial Corp."

(4) As reported by Rebar on Amendment No. 2 to its Statement on Schedule 13D dated June 13, 1996, filed with the Securities and Exchange Commission. Does not include the shares to be acquired by Rebar referred to in note 3. See, "Sale of Shares by Bank Hapoalim B.M. to Rebar Financial Corp."

          SALE OF SHARES BY BANK HAPOALIM B.M. TO REBAR FINANCIAL CORP.
          -------------------------------------------------------------

      Israeli banking law requires Hapoalim to decrease its holdings in and means of control over Ampal to 25% or less by December 31, 1996. In connection therewith, on May 12, 1996, Hapoalim and its wholly-owned subsidiary, Atad Hevra Lehashkaot Limited (collectively, the "Seller") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Rebar, a company incorporated under the laws of the British Virgin Islands and Daniel Steinmetz, Benjamin Steinmetz and Raz Steinmetz (who are defined as the "Stockholders" in the Stock Purchase Agreement, and who are responsible for all of Rebar's obligations under the Stock Purchase Agreement), pursuant to which, among other things, Rebar agreed to purchase either 7,242,352 shares of Class A Stock or 1,500,001 shares of Common Stock and 5,742,351 shares of Class A Stock (the "Sale"). At the Initial Closing on June 6, 1996, the Seller completed the sale of 5,742,351 shares of Class A Stock. The Seller received from Rebar: (i) approximately $ 7.87 per share of Class A Stock or $45,167,583 in the aggregate in consideration for 5,742,351 shares of Class A Stock; and (ii) approximately $7.87 per share or $11,798,583 in the aggregate in consideration for an additional 1,500,001 shares of Class A Stock or Common Stock to be delivered to Rebar at a later date. In the event that Seller elects to sell the Common Stock, Rebar would be required to pay the Seller an increased purchase price. Ampal is not a party to the Stock Purchase Agreement.

      At a supplemental closing (the "Supplemental Closing") the Seller will deliver to Rebar either an additional 1,500,001 shares of Class A Stock (the "First Alternative") or 1,500,001 shares of Common Stock (the "Second Alternative"). The Supplemental Closing is required to take place not later than March 31, 1997, except that in the event that Hapoalim receives an extension from the Central Bank of the State of Israel to complete the Sale, the outside date for the Supplemental Closing may be extended to the earlier of either the expiration date of such extension or September 30, 1997. Ampal has been informed that as of September 3, 1996, the Seller has not made its election of the First Alternative or the Second Alternative under the Stock Purchase Agreement, and the date of the Supplemental Closing has not yet been set.

      The Stock Purchase Agreement further provides that for so long as the Seller has not delivered the Common Stock under the Second Alternative or for so long as the date of the Supplemental Closing has not occurred, the Seller may elect to either (i) initiate a procedure for equalization of Ampal's Common Stock and Class A Stock (the "Procedure for Equalization"), or (ii) waive its weighted voting rights with respect to the Common Stock (the "Waiver").
However, the Stock Purchase Agreement further provides that the Seller can elect the First Alternative prior to the completion of the Procedure for Equalization or the Waiver, provided that either the Procedure for Equalization or the Waiver be completed by March 31, 1997. The Stock Purchase Agreement also provides that Rebar is required, if requested in writing by the Seller, to vote for any resolution in connection with the Procedure for Equalization or the Waiver. In the event the Seller owns any shares of Common Stock after the Procedure for Equalization or the Waiver, the Seller has agreed to vote such shares, whenever the holders of the Common Stock are entitled to vote on any matter as a class, in the same manner voted by the holders of the shares of the Class A Stock. In the event that in connection with a Procedure for Equalization Hapoalim receives in addition to one share of Class A Stock for each share of Common Stock, additional shares of Class A Stock, options to purchase additional shares of Class A Stock or monetary consideration, the Stock Purchase Agreement requires that on the Supplemental Closing Date, the Seller transfer to Rebar, for no additional consideration, a proportional part of such shares, options or monetary consideration. Hapoalim has proposed that the rights of the Common Stock be equalized with those of the Class A Stock. See, "Transactions With Related Parties."

      The Stock Purchase Agreement also provides that in the event that the Seller elects the First Alternative without the Procedure for Equalization having been completed by the date of the Supplemental Closing, the Seller is obligated to effect the Waiver by the date of the Supplemental Closing, and until the Supplemental Closing occurs, the Waiver shall be deemed to be effective on the date of the Closing, provided that the Seller shall be entitled to exercise its weighted voting rights with respect to the Common Stock in order to fulfill its obligations and exercise its rights under the Stock Purchase Agreement. In the event the Seller elects the Second Alternative, the Seller would not be permitted to initiate the Procedure for Equalization.

      The Stock Purchase Agreement also provides that following the date of the Closing and until the date of the Supplemental Closing, the Seller shall use its best efforts to add three directors designated by Rebar to Ampal's Board of Directors until such time as Ampal's directors are elected at Ampal's share-holders meeting. On June 19, 1996, Ampal's Board of Directors added Messrs. Hillel Peled, Michael W. Sonnenfeldt and Raz Steinmetz to the Board of Directors as Rebar's designees. In addition, the Seller undertook that if the Procedure for Equalization or the Waiver takes place prior to the date of the Supplemental Closing, it would, (i) take the necessary legal steps to cause Ampal's Board of Directors to call a shareholders meeting not later than March 31, 1997 (the "Election Shareholders Meeting"), (ii) vote in the Election Shareholders Meeting for a new Board of Directors which will consist of thirteen directors, of which ten directors will be designated by Rebar and three directors will be designated by the Seller, and (iii) take whatever action is legally required so that immediately after the Procedure for Equalization or the Waiver, and until the Election Shareholders Meeting, the number of directors designated by Rebar will be greater than the number of directors designated by the Seller. In the event that the date of the Supplemental Closing occurs prior to the Procedure for Equalization or the Waiver, the Seller's undertakings described in clauses (i),
(ii) and (iii) above, will be carried out either simultaneously with or immedi-ately after the date of the Supplemental Closing. The Seller agreed that, from the Closing and until the Election Shareholders Meeting, to do everything that is required and legal to prevent Ampal's Board of Directors from discussing or adopting resolutions which might infringe on Rebar's rights under the Stock Purchase Agreement, by authorizing a deviation from Ampal's ordinary course of business or authorizing the investment in or sale of Ampal's property at a price of $3 million or more, unless in each case such resolution is consented to by the directors recommended by the Seller and those recommended by Rebar, provided that the matter is not contrary to law or any agreement or undertaking of the Seller, Rebar or Ampal. In addition, the Stock Purchase Agreement provides that for so long as Hapoalim, directly or indirectly, holds at least 8-1/3% of the voting rights in Ampal, Rebar will use its best efforts so that Ampal's Board of Directors shall consist of directors designated by Hapoalim reflecting Hapoalim's proportionate holdings in Ampal.

      To the extent not contrary to law or any agreement or undertaking of the Seller, Rebar or Ampal, the Seller agreed to use its best efforts on or soon after the Closing to cause those directors of Ampal's subsidiaries who are employees of or are recommended by the Seller to be replaced by directors recommended by Rebar and the Seller, pro rata to their anticipated holdings in Ampal after the Supplemental Closing (determined assuming that the Procedure for Equalization took place), but giving Rebar's designees a majority of such positions.

      Pursuant to the Stock Purchase Agreement the Seller is obligated to deliver to Rebar any dividend paid with respect to the shares that the Seller is expected to sell under either the First Alternative or under the Second Alternative from the date the Stock Purchase Agreement was signed until the date of the Supplemental Closing.

      The Seller undertook not to sell, pledge or transfer in any other way any of its Common Stock (i) prior to the date of the Supplemental Closing, in the event that the Procedure for Equalization or the Waiver occurs prior to the Supplemental Closing, or (ii) prior to the Procedure for Equalization or the Waiver, in the event that the Supplemental Closing occurs prior to the Procedure for Equalization or the Waiver.

      Pursuant to the Stock Purchase Agreement Rebar agreed that for so long as Hapoalim, directly or indirectly, holds at least 19 1/2% of the voting rights in Ampal, Rebar will use its best efforts to preserve Hapoalim's interests in Ampal and to ensure that Hapoalim's interests are not prejudiced by any future activi-ties of Ampal (including by enabling the Seller to participate in future private placements by Ampal in order to maintain its proportionate interest in Ampal).

      The Stock Purchase Agreement provides that if, in connection with the Waiver (i) the Common Stock dividend rights are not equalized with the Class A Stock dividend rights, or (ii) the authority to declare dividends, other than the mandatory dividend on the 4% Preferred and on the 6 1/2% Preferred, is not delegated to the shareholders of Ampal, Rebar will support a dividend distribu-tion, only if the dividend rate on the Common Stock is identical to the dividend rate on the Class A Stock. The Stock Purchase Agreement provides that if Rebar violates the foregoing dividend covenant, then Rebar will be obligated to make a compensatory payment to Seller.

      The Stock Purchase Agreement further provides that Rebar will have certain rights of first refusal with respect to future sales by the Seller of its shares in Ampal. In addition, under certain circumstances, Rebar is entitled to pur-chase from the Seller a number of shares of Class A Stock equal to the number of shares sold by the Seller in market transactions. The Seller has the right, under certain circumstances, to participate in future private sales by Rebar of its shares of Class A Stock.

      The Seller and Rebar agreed to cooperate to cause Ampal to enter into a registration rights agreement with them which will require Ampal to cooperate with Seller and Rebar in order to permit them to publicly offer their shares of Ampal's stock in the United States, Israel or anywhere else that either of them decides, and to permit them to include their shares of Ampal's stock in any public offering by Ampal of its shares anywhere.

      In connection with the Initial Closing under the Stock Purchase Agreement, Rebar obtained a bridge loan from The First International Bank of Israel Ltd. (the "Lender"), in Israel, in the amount of $45,580,000, representing approximately 80% of the funds paid at the Initial Closing. The balance of the funds were contributed to Rebar by Benjamin Steinmetz, Daniel Steinmetz and Raz Steinmetz, its Directors, executive officers and controlling persons. The loan from the Lender bears interest at a floating rate equal to .75% above LIBOR and is due six months from the date of funding and can be prepaid in whole or in part at any time on an interest payment date. At the end of the six month initial period, upon repayment of the bridge loan, the Lender has indicated that it is prepared to provide a replacement loan for a period of up to 9-1/2 years, with the interest rate and payment schedule to be determined at that time.
Rebar is obligated to grant to the Lender a first priority lien and security interest on the Class A Stock acquired at the Initial Closing and at any Supplemental Closing. If at the end of any quarter the value of the pledged shares is less than the amount of the debt to the Lender, then Rebar is obligated, on demand from the Lender, to either repay the excess portion of the loan or provide additional collateral. If the excess portion of the loan is not repaid, or additional collateral is not provided, the Lender has the right to call the loan and require it to be paid in full. The loan is guaranteed by Benjamin Steinmetz and Raz Steinmetz to the extent, in the aggregate, of 25% of the amount of the loan.

      Between May 24th and 28th, 1996, Rebar purchased an additional 120,000 shares of Class A Stock in open market transactions.

Security Ownership Of Management

     The following table sets forth information as at September 3, 1996 as to each class of equity securities of Ampal, its parent or any of its subsidiaries beneficially owned by each director and each executive officer of Ampal listed in the Summary Compensation Table and by all directors and executive officers of Ampal as a group. All ownerships are direct unless otherwise noted. The table does not include directors who do not own any such shares:


Ampal-American Israel Corporation
- ---------------------------------
CLASS A STOCK
- -------------
                                   Amount and Nature              Percent of
    Name                        of Beneficial Ownership       Outstanding Shares
    ----                        -----------------------       ------------------

  Michael Arnon                          7,500(1)                      *
  Stanley I. Batkin                     10,000(2)                      *
  Harry B. Henshel                      22,000(2)(3)                   *
  Irwin Hochberg                         3,000(4)                      *
  Herbert Kronish                        1,000                         *
  Lawrence Lefkowitz                    48,375(5)                      *
  Miri Lent                             11,500(6)                      *
  Moshe Mor                             16,150(7)                      *
  Shlomo Recht                           2,000                         *
  Alan L. Schaffer                      13,000(8)                      *

                                   Amount and Nature              Percent of
   Name                         of Beneficial Ownership       Outstanding Shares
   ----                         -----------------------       ------------------

  Evelyn Sommer                          5,000(2)                      *
  Raz Steinmetz                      5,862,351(9)                    28.5%
All Directors and Executive
  Officers as a Group                6,016,876(10)                   29.1%


WARRANTS TO PURCHASE
  CLASS A STOCK
- --------------------

                                   Amount and Nature              Percent of
   Name                         of Beneficial Ownership       Outstanding Shares
   ----                         -----------------------       ------------------

  Harry B. Henshel                      14,000                         *
All Directors and Executive
  Officers as a Group                   14,500                         *

Bank Hapoalim B.M.
- ------------------
ORDINARY SHARES
- ---------------
                                   Amount and Nature              Percent of
   Name                         of Beneficial Ownership       Outstanding Shares
   ----                         -----------------------       ------------------

  Arie Abend                           187,720                         *
  Michael Arnon                         83,300                         *
  Yaacov Elinav                        183,970                         *
  Shimon Ravid                         190,610                         *
  Shlomo Recht                         128,810                         *
All Directors and Executive
  Officers as a Group                  774,410                         *


- ---------------

   *  Represents less than 1% of the class of securities.

  (1) Attributable to options to purchase 7,500 shares of Class A Stock issuable upon the exercise of currently exercisable stock options.

  (2) Includes options to purchase 5,000 shares of Class A Stock issuable upon the exercise of currently exercisable stock options.

  (3) Includes Warrants to purchase 14,000 shares of Class A Stock issuable upon the exercise of currently exercisable Warrants.

  (4) Includes 1,000 shares held of record by Mr. Hochberg's wife.

  (5) Includes 23,100 shares of Class A Stock held by a trust under an estate as to which Mr. Lefkowitz is co-personal representative and options to purchase 16,000 shares of Class A Stock issuable upon the exercise of currently exercisable stock options.

  (6) Attributable to options to purchase 11,500 shares of Class A Stock issuable upon the exercise of currently exercisable stock options.

  (7) Includes options to purchase 15,150 shares of Class A Stock issuable upon the exercise of currently exercisable stock options.

  (8) Attributable to options to purchase 13,000 shares of Class A Stock issuable upon the exercise of currently exercisable stock options.

  (9) Attributable to 5,862,351 shares of Class A Stock held directly by Rebar of which Mr. Raz Steinmetz is a controlling person. Does not include 1,500,001 shares of Class A Stock or Common Stock which Rebar has the right and obligation to acquire. See "Sale of Shares By Bank Hapoalim B.M. to Rebar Financial Corp."

 (10) Includes Warrants to purchase 14,000 shares of Class A Stock issuable upon the exercise of currently exercisable Warrants and options to purchase 91,150 shares of Class A Stock issuable upon the exercise of currently exercisable stock options.

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1994

      Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the American Stock Exchange. These persons are required by regulation of the SEC to furnish the Company with copies of all
Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended December 31, 1995, the Company's officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

                        TRANSACTIONS WITH RELATED PARTIES

   The Board of Directors of Ampal maintains a Related Party Transactions Committee comprised of independent directors which reviews and passes upon the fairness of any business dealings and arrangements (other than borrowings on then prevailing market terms or deposits made in the ordinary course of business) between the Company and Hapoalim or any other affiliated party. With certain exceptions, the Company may not enter into transactions with Hapoalim or its affiliates, or any officer, director or principal stockholder of the Company, without first obtaining the approval of the Related Party Transactions Committee.

   The management of the Company believes that all of the following transactions were done on terms which were no less advantageous to the Company than could have been obtained from unaffiliated third parties.

   The Company borrows and receives deposits from Hapoalim and its subsidiaries. During 1995 the largest amount of such indebtedness outstanding at any one time was $50,012,000 and interest expense thereon was $4,276,000. Additionally, the Company makes loans to and maintains deposits with Hapoalim and its subsidiaries. The largest amount of such loans and deposits at any one time during 1995 was $79,281,000 and interest income thereon was $8,182,000. As of December 31, 1995, the amount of borrowings and deposits from Hapoalim and its subsidiaries was $48,513,000 and the amount of loans to and deposits with Hapoalim and its subsidiaries was $68,133,000. Ampal is the beneficiary of a $2 million committed line of credit from Hapoalim which expires in October 1996. Borrowings under this line of credit bear interest at a variable rate of interest equal to LIBOR plus 1/2%. Such loans and borrowings are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third persons and, in the opinion of the management of the Company, do not involve more than normal risk of collectibility or present other unfavorable features.

   Ampal subleases 4,936 square feet of office space leased by Hapoalim at 1177 Avenue of the Americas, New York City under a sublease which expires on August 30, 2009 and pays Hapoalim base rent of approximately $170,000 per year which commenced in September 1994, subject to escalation.

   The Company leases office space in various locations in the United States and Israel to Hapoalim and its subsidiaries in exchange for total annual rental payments of approximately $3,000,000, which included $119,000 received as rental payments in connection with its property in Chicago, Illinois (see below).
These lease transactions consisted of the following in 1995:

   Hapoalim leases a portion of premises owned by Ampal located at 105 Arlozoroff Street, Tel Aviv under a lease which expires March 7, 2003, with annual rental payments based upon 11% of the cost of the property. In 1995 Ampal received $352,000 as rental payments for these premises.

   Hapoalim leases premises owned by Ampal (Israel) Ltd., an Ampal subsidiary, located at 111 Arlozoroff Street, Tel Aviv under a lease which expires on September 30, 2000, with annual rental payments based upon 10% of the value of the property linked to the CPI. In 1995, Ampal (Israel) received $258,000 as rental payments for these premises.

   Hapoalim leases two premises owned by Ampal Development (Israel) Ltd., an Ampal subsidiary, located at 65 Allenby Street and 99 Ben Yehuda Street, Tel Aviv. These leases expire December 31, 1996 (with options to extend the lease term through December 31, 2002) with annual rental payments based upon 10% of the value of the property linked to the CPI. In 1995, Ampal Development (Israel) received $403,000 as rental payments for these premises.

   Hapoalim leases two premises owned by Ampal Development (Israel) Ltd. located at 39 Shenker Street, Holon and 111 Yaffe Nof Street, Haifa. These leases expire on September 30, 2000, with annual rental payments approximately equal to 10% of the cost of the property linked to the CPI. In 1995, Ampal Development (Israel) received $866,000 as rental payments for these premises.

   Hapoalim leases two premises owned by Ampal Financial Services Ltd., an Ampal subsidiary, in Ramat Hasharon and Rosh Pina. These leases expire on September 30, 2000, with the annual rental payments based upon 10% of the cost of the premises linked to the CPI. In 1995, Ampal Financial Services received $564,000 as rental payments for these premises.

   Hapoalim leases three premises owned by Nir Ltd., an Ampal subsidiary, two in Tel Aviv and one in B'nai Brak, with the annual rental payments based upon 10% of the cost of the premises linked to the CPI. The lease on the premises in Tel Aviv expires on September 30, 2000, and the lease on the premises in B'nai Brak expires on July 10, 1997 (on June 10, 2002, if an option is exercised). In 1995, Nir received $440,000 as rental for these premises.

   In 1991, the Company agreed that its third lien on certain assets of Pri Ha'emek (Canned and Frozen Food) 88 Ltd., an Ampal subsidiary, would rank behind the lien of Hapoalim on those assets.

   The services of Mr. Lefkowitz are shared by Ampal and Hapoalim pursuant to an arrangement renewable semi-annually whereby Hapoalim reimburses Ampal for a portion of his compensation. In 1995, Hapoalim reimbursed Ampal $100,000 for
the services of Mr. Lefkowitz under the arrangement.   In 1996, Hapoalim  will
reimburse Ampal $120,000 for these services.

   In August 1995, the Company sold its Ordinary Shares and 7% Preferred Shares of Bank Hapoalim (Cayman) Ltd., which constituted 49% and 50% of each series, respectively, to Hapoalim. The sales price was $20.3 million, which was slightly in excess of the Company's carrying value for its investment. Ampal obtained an opinion from an independent investment consultant that the consideration received in the sale was fair to Ampal.

   In November 1995, Ampal sold its property located at 174 North Michigan Avenue, Chicago, Illinois to an unrelated party for $850,000. In connection therewith, Ampal received $550,000 from Hapoalim and Ampal, as landlord, and Hapoalim, as tenant, released each other from their respective obligations, under a lease which was scheduled to expire in

2007. Ampal obtained an opinion from an independent real estate consultant that the consideration received from Hapoalim was fair to Ampal. In 1995, Ampal received $119,000 as rental payment for those premises.

      Hapoalim has proposed that the rights of the Common Stock be equalized with those of the Class A Stock and that it should be compensated for the reduction in its voting rights, which would result from this equalization. Ampal's Board of Directors has formed a "Special Committee," consisting of five outside directors, to consider Hapoalim's request to equalize the Common Stock, and to negotiate, approve or disapprove any such transaction on Ampal's behalf. The Special Committee has retained independent counsel and an independent investment bank to advise it in connection with Hapoalim's proposal. On August 29, 1996, the Special Committee advised Hapoalim that an equalization transaction in which Hapoalim received more than one share of Class A Stock for one share of Common Stock would not be acceptable. The Special Committee has not yet reached an agreement with Hapoalim which has previously indicated that in the event Hapoalim and Ampal are unable to agree on a mutually acceptable equalization transaction, Hapoalim would consider selling the Common Stock. See, "Sale of Shares By Bank Hapoalim B.M. to Rebar Financial Corp." The proposed Common Stock equalization is part of Hapoalim's effort to comply with Israeli banking law by decreasing Hapoalim's holdings in and means of control over Ampal to 25% or less by December 31, 1996.

                             SHAREHOLDERS' PROPOSALS

     Any holder of Class A Stock or Common Stock who wishes to submit a proposal to be presented at the next Annual Meeting of Shareholders must forward such proposal to the Secretary of the Company at the address in the Notice of Annual Meeting so that it is received by the Company no later than May 11, 1997, and comply with such rules as may be prescribed from time to time by the Securities and Exchange Commission regarding proposals of security holders.

                                  OTHER MATTERS

     Representatives of Arthur Andersen LLP, whom Ampal has selected to be its independent public accountants, will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     The management does not presently know of any other matters which will be brought before the Annual Meeting. If, however, other matters requiring the vote of the shareholders, not now known or contemplated, do properly come before the meeting or any adjournment thereof, it is the intention of the persons named to vote the proxies held by them in accordance with their judgment in such matters.

     Effective January 29, 1996 the Company purchased a Directors and Officers Liability policy in the amount of $10,000,000 issued by the National Union Fire Insurance Company. The cost of the policy, which expires January 29, 1997, was $315,000. This policy provides coverage to all of the officers and directors of the Company and those subsidiaries of which the Company owns more than 50% of the outstanding voting stock.

                                     By Order of the Board of Directors,



                                     MICHAEL K. MARKS
                                     Vice President-Legal and Secretary

September 11, 1996

   UPON REQUEST, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE MEETING A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR ITS MOST RECENT FISCAL YEAR. SUCH REQUEST SHOULD BE MADE TO THE SECRETARY OF THE COMPANY AT THE ADDRESS SHOWN ON THE ACCOMPANYING NOTICE OF ANNUAL MEETING.

                                                Please mark your
                                                votes as indicated in   /X/
                                                this example











THE BOARD OF DIRECTORS RECOMMENDS A       FOR all nominees   WITHHOLD AUTHORITY
VOTE FOR PROPOSAL 1.                      below (except as   to vote for all
                                          marked to the      nominees below
                                          contrary below)
                                                                                 2- In their discretion, upon such other
                                                                                    matters as may properly come before
1- ELECTION OF DIRECTORS                                                            the meeting.
   Class A Nominees:
   H. Henshel, H. Kronish, I. Hochberg, E. Sommer



   COMMON/CLASS A NOMINEES:
   A. Abend, M. Arnon, S. Batkin, Y. Elinav,
   L. Lefkowitz, H. Peled, S. Ravid, S. Recht,    /    /         /    /
   M. Sonnenfeldt, R. Steinmetz.


(INSTRUCTION: To withold authority to vote for any individual nominee(s), print the name of such nominee(s) below.)






______________________________________________










    Signature(s)_________________________________________  Date:_______________

    NOTE: This proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If stock is held in name of joint holders, each should sign. If signer is a corporation, please sign full corporate name by authorized officer.

                              FOLD AND DETACH HERE

"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"


PROXY

                       AMPAL-AMERICAN ISRAEL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE NOMINEES LISTED IN THE ACCOMPANYING PROXY STATEMENT, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED.

The undersigned hereby constitutes and appoints SHLOMO RECHT, LAWRENCE LEFKOWITZ and ALAN L. SCHAFFER, and each of them, as proxies with full power of substitution in each, to represent the undersigned and vote all shares of Class A Stock of the undersigned at the Annual Meeting of Shareholders of Ampal-American Israel Corporation to be held at the offices of Bank Hapoalim B.M., 1177 Avenue of the Americas,14th Floor, New York, New York, on Thursday, October 3, 1996, at 9:00 A.M., and at any adjournments thereof as follows:


            (Continued, and to be signed and dated on reverse side)